UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2022

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace
Suite 10
Alachua, Florida, 32165
(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On October 23, 2022, Applied Genetics Technology Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alliance Holdco Limited, a private limited company organized under the laws of England and Wales (the “Parent”), and Alliance Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Purchaser”). The Merger Agreement provides for the acquisition of the Company by the Parent through a tender offer (the “Offer”) by the Purchaser for all of the Company’s outstanding shares of common stock (“Common Stock”) for: (1) $0.34 per share of Common Stock (the “Cash Consideration”); and (2) one contingent value right (each a “CVR”) per share of Common Stock representing the right to receive potential milestone payments pursuant to and subject to the terms of the CVR Agreement (the Cash Consideration plus one CVR, collectively, as such amount may be increased in accordance with the terms of the Merger Agreement, the “Offer Price”).

The Company’s Board of Directors (the “Board”) has unanimously approved the Merger (as defined below) and the Merger Agreement and recommended that the stockholders of the Company accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, the Purchaser is required to commence the Offer within four business days of the date of the Merger Agreement (subject to the Company’s timely delivery of the information required to complete the offer documents and the Company being prepared to file with the SEC and to disseminate the Solicitation/Recommendation Statement on Schedule 14D-9 to holders of Common Stock).

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders: (i) each issued and outstanding share of Common Stock, other than any shares owned by the Parent, the Purchaser or the Company, or owned by a stockholder who has properly exercised and perfected such stockholder’s demands for appraisal in accordance with Delaware law, will be converted into the right to receive the Offer Price, without interest; (ii) each option to purchase shares of Common Stock from the Company (“Company Options”) with a per share exercise price that is less than the Cash Consideration, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into only the right to receive (without interest and subject to applicable withholding), as soon as reasonably practicable following the Effective Time, (I) an amount in cash equal to the product of (1) the excess of (A) the Cash Consideration over (B) the exercise price per share of such Company Option and (2) the number of shares of Common Stock underlying such Company Option and (II) one CVR for each share of Common Stock subject to such Company Option, in accordance with and subject to the CVR Agreement (each such Company Option, an “In-the-Money Company Option”) and will be of no further force and effect; and (iii) each outstanding and unvested restricted stock unit (“Company RSU”) will, automatically and without any required action on the part of the holder thereof, vest in full and be cancelled and will entitle the holder of such Company RSU to receive (without interest and subject to applicable withholding) as soon as reasonably practicable following the Effective Time, (I) an amount in cash equal to (x) the number of shares of Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Cash Consideration and (II) one CVR for each share of Common Stock subject to such Company RSU in accordance with and subject to the CVR Agreement. Each Company Option that has a per share exercise price that is equal to or exceeds the Cash Consideration shall be cancelled and terminated without any payment or delivery being made in respect thereof (whether in the form of cash or a CVR) and the holder of any such Company Option shall have no further rights with respect thereto.

Under the Merger Agreement, prior to the Effective Time, the Company shall satisfy all of its notification requirements under the terms of each outstanding and unexercised warrant to purchase shares of Common Stock (the “Company Warrants”). The Company Warrants shall each be treated in accordance with their respective terms.

The Purchaser’s obligation to accept shares of Common Stock tendered in the Offer is subject to certain closing conditions, including: (a) that the number of shares of Common Stock validly tendered (and not validly withdrawn) equals at least one share more than 50% of the total number of all shares of Common Stock then outstanding (treating as outstanding the shares of Common Stock underlying the outstanding Company RSUs) plus the aggregate number of shares of Common Stock issuable to holders of Company Options and Company Warrants from which the Company has received notices of exercise prior to expiration of the Offer; (b) the absence of any injunction or legal restraint that has the effect of prohibiting the consummation of the Offer or the Merger or making the Offer or the Merger illegal or prohibiting or making illegal the acquisition of or payment for shares of Common Stock pursuant to the Offer or the consummation of the Merger; (c) that, since the date of the Merger Agreement, there shall not have occurred any Company Material Adverse Effect (as defined in the Merger Agreement); (d) compliance by the Company with its obligations, covenants and agreements under the Merger Agreement; (e) the accuracy of representations and warranties made by the Company in the Merger Agreement; (f) the absence of any pending legal proceeding in which a governmental body is a party challenging the Offer or the Merger; (g) that the aggregate liability of the Company for the Black-Scholes Value (as defined in the Company 2022 Warrants) potentially payable to holders of the Company Warrants issued in July 2022 (the “Company 2022 Warrants”) shall not exceed $9,500,000 as of the time the Offer expires and (h) other customary conditions. The obligations of the Parent and the Purchaser to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, subject to the absence of injunctions or other legal restraints preventing the consummation of the Merger, the Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of the Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law, without any additional stockholder approvals (the “Merger”). The Merger will be effected as soon as practicable following the time of purchase by the Purchaser of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains customary representations and warranties from both the Company, on the one hand, and the Parent and the Purchaser, on the other hand. It also contains customary covenants, including covenants providing for the Company to: (i) use commercially reasonable efforts to cause the Company to conduct its business and operations in the ordinary course and in accordance in all material respects with past practice and all applicable legal requirements; (ii) not to solicit proposals or, subject to certain exceptions, engage in discussions relating to alternative acquisition proposals or change the recommendation of the Board to the Company’s stockholders regarding the Merger Agreement; and (iii) use commercially reasonable efforts to preserve intact the material components of its current business organization, keep available the services of its officers and employees and maintain its relations and goodwill with all governmental bodies, suppliers, vendors, licensors, licensees, manufacturers, collaboration partners and other business partners with which it has material business dealings.

The Merger Agreement contains customary termination rights for both the Parent and the Purchaser, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before February 28, 2023. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a superior offer), the Company will be required to pay the Parent a termination fee of $1,500,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Parent, the Purchaser or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and the Parent and the Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and the Parent and the Purchaser, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, the Parent, the Purchaser or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Contingent Value Rights Agreement

At or prior to the Acceptance Time (as defined in the Merger Agreement), Parent will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a duly qualified rights agent acceptable to both Parent and the Company (the “Rights Agent”) . The CVRs represent the right to receive contingent payments, payable to the Rights Agent for the benefit of the holders of CVRs, of up to $50.0 million in the aggregate, payable in cash, without interest and less any applicable withholding taxes, and allocated among the outstanding CVRs, if the following milestones are achieved:

•

Milestone 1. Parent will be obligated to pay up to $12.5 million, in the aggregate, upon the (a) sale, license, transfer, spin-off of, or the occurrence of any other monetizing event, whether in a single or multiple transactions, involving, all or any part of the Non-RPGR Assets (as defined in the CVR Agreement), (b) the sale or transfer of the Bionic Sight Equity (as defined in the CVR Agreement) and/or (c) the sale, lease or transfer of the Manufacturing Assets (as defined in the CVR Agreement), in each case, that closes on or prior to the date that is eighteen (18) months after the date of the closing of the Merger. The aggregate amount payable in connection with such milestone will be equal to the amount by which the sum of (i) 60% of the Gross Proceeds (as defined in the CVR Agreement) attributable to the Non-RPGR Assets and/or (ii) 100% of the Gross Proceeds attributable to the Bionic Sight Equity and/or (iii) 100% of the Gross Proceeds attributable to the Manufacturing Assets (reduced by the amount of certain taxes and expenses as more particularly described in the CVR Agreement), collectively, exceeds $5.0 million;

•

Milestone 2. Parent will be obligated to pay an aggregate amount equal to $12.5 million upon obtaining U.S. Food and Drug Administration (the “FDA”) approval of a Biologics License Application (BLA) for AGTC-501 to treat patients with XLRP caused by mutations in the RPGR gene, as evidenced by the written notice of such approval by the FDA, which approval (a) must be consistent with the patient population, at a minimum, as established by the inclusion/exclusion criteria of patients studied in the pivotal clinical trial, (b) may be subject to conditions of use, contraindications, or otherwise limited, and (c) may contain a commitment to conduct a post-approval study or clinical trial (the “Marketing Approval”);

•

Milestone 3. Parent will be obligated to pay an aggregate amount equal to $12.5 million if, as of the date of the Marketing Approval, no other AAV gene therapy product expressing the RPGR protein (including any derivative or shortened version of the RPGR protein) has received a marketing approval from the FDA; and

•

Milestone 4. Parent will be obligated to pay an aggregate amount equal to $12.5 million the first time that Net Sales (as defined in the CVR Agreement) of AGTC-501 in any calendar year is equal to or exceeds $100.0 million.

The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Tender and Support Agreement

On October 23, 2022, all of the members of the Company’s board of directors and the executive officers of the Company entered into a Tender and Support Agreement with the Parent (the “Support Agreement”) with respect to all of the shares of Common Stock and/or stock options held by such persons (representing in the aggregate less than 1% of the Company’s equity), pursuant to which each such person agreed, among other things, to vote against other proposals to acquire the Company and, subject to certain exceptions, to tender such person’s shares of Common Stock pursuant to the Offer.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2022, the Board approved an amendment to the Company’s Amended and Restated Bylaws, effective on that date, to provide that unless the Company consents in writing to an alternative forum, (a) the Court of Chancery of the State of Delaware, to the fullest extent permitted by the applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Company to the Company or the Company’s stockholders and (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the General Corporation Law of the State of Delaware or the certificate of incorporation or by-laws of the Company and (b) the federal district court for the District of Delaware will be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing description of the amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On October 23, 2022, the Company issued a press release announcing its entry into the Merger Agreement. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among the Parent, the Purchaser and the Company, dated October 23, 2022.

3.1	Amendment to Amended and Restated Bylaws of the Company.

10.1	Form of Contingent Value Rights Agreement by and between the Parent and the Rights Agent.

10.2	Tender and Support Agreement by and among the Parent, the Purchaser and certain holders of equity securities of the Company.

99.1	Press Release, dated October 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Additional Information

The tender offer for the outstanding shares of the Company referenced in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that the Purchaser, the Parent and Syncona Portfolio Limited (“Syncona Portfolio”) will file with the Securities and Exchange Commission. At the time the tender offer is commenced, the Purchaser, the Parent and Syncona Portfolio will file with the SEC a Tender Offer Statement on Schedule TO, and, thereafter, the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission with respect to the tender offer. The Company’s stockholders are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation/Recommendation Statement because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, the Company files annual, quarterly and special reports, proxy statements and other information with the SEC. The Company’s filings with the SEC are available to the public from the website maintained by the SEC at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting Applied Genetic Technologies Corporation at 14196 NW 119th Terrace, Suite 10, Alachua, Florida, 32165, Attention: Chief Financial Officer.

Forward-Looking Statements

Any statements in this Form 8-K regarding the proposed transaction among the Purchaser, the Parent and the Company, the expected timetable for completing the transaction, the anticipated contingent value rights payments, future financial and operating results, benefits of the transaction, future opportunities for the combined company and any other statements about the Company management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” and similar expressions), should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the risk that the proposed Offer and Merger may not be completed in a timely manner, or at all; risks as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the failure to satisfy all of the closing conditions of the Offer and/or the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the Offer and/or the other proposed transactions; the effect of the announcement or pendency of the Offer, Merger or other proposed transactions on the Company’s business, operating results, and relationships with suppliers, competitors and others; risks that the Offer, Merger or other proposed transactions may disrupt the Company’s current plans and business operations; potential difficulties retaining employees as a result of the proposed transactions; risks related to the diverting of management’s attention from the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement, the Offer, the Merger or the other proposed transactions; risks associated with product development and obtaining regulatory approvals for and commercialization of product candidates (and, as such, uncertainty that the milestones for the contingent value right payments may not be achieved); risks associated with competition, and other commercial and other risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 filed with the SEC on September 27, 2022. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Susan B. Washer
Susan B. Washer
President & Chief Executive Officer

Date: October 24, 2022